Exhibit 99.1

395 de Maisonneuve Blvd. West Montreal, QC H3A 1L6

News Release

TICKER SYMBOL	MEDIA AND INVESTOR RELATIONS

(NYSE: UFS) (TSX: UFS)	Pascal Bossé Vice-President Corporate Communications and Investor Relations Tel.: 514-848-5938

DOMTAR TO EXPAND ITS PERSONAL CARE BUSINESS IN EUROPE WITH THE ACQUISITION OF INDAS

Transaction is a critical step to building a pan-European business

(All financial information is in Euros1, unless otherwise noted.)

•	Indas is a leading supplier of branded adult incontinence products in Spain
•	Transaction is expected to be immediately accretive to earnings
•	Closing of the transaction is expected by year-end 2013

Montreal, November 19, 2013 – Domtar Corporation (NYSE: UFS) (TSX: UFS) today announced the signing of a definitive agreement for the acquisition of privately-held Laboratorios Indas, SAU (“Indas”), a leading branded incontinence products manufacturer and marketer in Spain.

Domtar will acquire all the outstanding capital stock for €285 million and the business is expected to have approximately €140 million of debt, net of cash, at closing. The net debt is expected to be reduced by the collection of approximately €25 million of past due accounts receivable2 before year-end or early 2014, resulting in an enterprise value of €400 million. The majority of the debt will be repaid by Domtar in connection with the closing of the transaction.

“The acquisition of Indas advances our transformation into a leader in Personal Care, an attractive market segment that is an important growth engine for Domtar,” said John D. Williams, President and CEO of Domtar. “With the addition of the new business, Domtar will become one of the leading adult incontinence products manufacturers in Europe, providing the critical mass upon which to build a pan-European business. As a result of this transaction, we are substantially closer to achieving our previously stated goal of generating at least $300 million of EBITDA from fiber based consumer products by 2017. As we continue on our journey to further expand in growth markets, we remain committed to returning the majority of free cash flow to shareholders.”

[1]	The Euro to U.S. dollar foreign exchange rate was 1.3517 as at November 18, 2013 (European Central Bank).
[2]	Indas has approximately €25 million of trade accounts receivable past due from local regional governments to be paid in one-time special payments, in conjunction with a royal decree aimed at accelerating government payments to suppliers.

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Michael Fagan, Senior Vice-President, Personal Care said “Indas is a leading marketer of adult incontinence care products in Spain with its IncoPack and Indasec® line of products, and we are pleased to be adding these prominent brands to our portfolio. The combination of our strong franchise in Northern Europe with Indas’ best-in-class adult incontinence products business in Southern Europe promises to deliver solid results.”

With a primarily branded product offering, Indas has a leading market position across a number of adult incontinence segments in Spain including heavy incontinence and underpads as well as branded light incontinence. They also produce a wide range of absorbent-related hygienic and medical products. Indas distributes its products in three main channels: pharmacies, hospitals and retail. They operate a modern manufacturing facility located in Toledo, Spain, ideally situated to serve the Iberian Peninsula and to expand in Southern Europe. Indas, after giving effect to its acquisition of a business earlier in 2013, has estimated annual run rate sales of approximately €190 million and EBITDA of approximately €46 million.

Commenting on the acquisition, Javier Martin, Chief Executive Officer of Laboratorios Indas, SAU said, “The acquisition by Domtar is a great outcome for our customers and our employees. Domtar is a strategic long-term owner who is committed to growth in Personal Care and they will give us access to the resources and the technology to accelerate our growth plans and be successful.”

We expect the acquisition to be accretive to Domtar earnings from day one and to enhance the overall profit margins of Domtar’s Personal Care business segment. Domtar will use cash on hand and available sources of borrowing to finance the acquisition. The closing of the transaction is expected by year-end 2013, subject to customary closing conditions, including the notification required by the Spanish antitrust authorities. Lazard has acted as sole investment banker to the company in connection with the transaction.

Please refer to the attached fact sheet for further information.

About Domtar

Domtar Corporation (NYSE: UFS) (TSX: UFS) designs, manufactures, markets and distributes a wide variety of fiber-based products including communication papers, specialty and packaging papers and absorbent hygiene products. The foundation of its business is a network of world class wood fiber converting assets that produce papergrade, fluff and specialty pulps. The majority of its pulp production is consumed internally to manufacture paper and consumer products. Domtar is the largest integrated marketer of uncoated freesheet paper in North America with recognized brands such as Cougar®, Lynx® Opaque Ultra, Husky® Opaque Offset, First Choice® and Domtar EarthChoice®. Domtar is also a leading marketer and producer of a broad line of incontinence care products marketed primarily under the Attends® brand name as well as baby diapers. In 2012, Domtar had sales of US$5.5 billion from some 50 countries. The Company employs approximately 9,500 people. To learn more, visit www.domtar.com.

Forward-Looking Statements

Statements in this release about our plans, expectations and future performance, including the statements by Mr. Williams, Mr. Fagan and Mr. Martin are “forward-looking statements.” Actual results may differ materially from those suggested by these statements for a number of reasons, including changes in customer demand and pricing, changes in manufacturing costs, future acquisitions and divestitures, including facility closings, and the other reasons identified under “Risk Factors” in our Form 10-K for 2012 as filed with the SEC and as updated by subsequently filed Form 10-Q’s. Except to the extent required by law, we expressly disclaim any obligation to update or revise these forward-looking statements to reflect new events or circumstances or otherwise.

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Domtar

Expanding in a growing market

Domtar's acquisition of **Laboratorios Indas**

TRANSACTION OVERVIEW

ENTERPRISE VALUE*	TRANSACTION IS EXPECTED TO CLOSE	ANNUAL RUN RATE SALES OF	ANNUAL RUN RATE EBITDA OF
€400 Million	**by year-end of 2013**	**€190 Million**	**€46 Million**

STRATEGIC RATIONALE

- High performing business
  Accretive to earnings and increases segment EBITDA margins
- Mostly branded business with strong market recognition
  Increases Domtar Personal Care mix of branded products
- Key component to building a pan-European business
  Allows us to become one of the leading adult incontinence products manufacturer in Europe
- Propels ongoing transformation into areas of higher growth
  Substantially closer to goal of at least $300 million of EBITDA from fiber based consumer products by 2017

ABOUT INDAS

- Largest Spanish manufacturer of sanitary and hygiene products focused on adult incontinence
- Strong market recognition with more than 30 brands, including top-tier brands such as Indas, Indasec, Incopack and Sabanindas
- Specialized sales force covering all channels: pharmacy, hospital, retail and international with full coverage of Iberian territory
- Modern manufacturing facility, strategically located in the center of Spain to provide cost efficient coverage of the Iberian market and competitively serve the Southern European market
- Proven track record of solid organic and profitable growth

* The Enterprise Value is the sum of capital stock (€285 million) and estimated debt, net of cash, at closing (€140 million). The net debt is expected to be reduced by the collection of approximately €25 million of past due accounts receivable before year-end or early 2014.

Largest adult incontinence manufacturer in Spain with strong brand recognition in all channels

#1 Heavy incontinence | **#1** Light incontinence | **#1** Underpad

IndaSlip
dermo
sabanIndas
extra
indasec
pant
IndaSlip

INDAS

Gives critical mass in Europe

Indas allows us to become one of the leading adult incontinence products manufacturer in Europe

Gives critical mass to Domtar Personal Care segment

(in millions of U.S. dollars)

PERSONAL CARE RUN-RATE EBITDA

$300M
INDAS
$200M
$88M
CURRENT
2017

Domtar

To find out more about Domtar, its people, its products and operations, go to: www.domtar.com

Media Relations
communications@domtar.com

Investor Relations
ir@domtar.com

FORWARD-LOOKING STATEMENTS